CynergisTek Inc. Enters into a Definitive Agreement to be Acquired by Clearwater in a $17.7 million Transaction.

CynergisTek’s Stockholders to Receive $1.25 Per Share in Cash

AUSTIN, TX (May 23, 2022) – CynergisTek, Inc. (NYSE American: CTEK), a leading cybersecurity, privacy, compliance, and IT audit firm helping organizations in highly regulated industries navigate emerging security and privacy issues, announces it has entered into a definitive agreement to be acquired by Clearwater Compliance LLC (collectively with its affiliates, “Clearwater”), a healthcare focused cybersecurity, compliance, and risk management solutions firm, in an all cash transaction that values CynergisTek at approximately $17.7 million.  Clearwater is a portfolio company of funds affiliated with Altaris Capital Partners, LLC, an investment firm focused exclusively on the healthcare industry.

Under the terms of the merger agreement, CynergisTek stockholders will receive $1.25 per share in cash, representing a premium of approximately 112% over CynergisTek’s closing share price on May 20, 2022, the last full trading day prior to the transaction announcement, and a premium of approximately 48% over CynergisTek’s one-month volume-weighted average closing price through May 20, 2022. Upon completion of the transaction, CynergisTek will become a privately held subsidiary of Clearwater, and CynergisTek shares will no longer be listed on any public market. CynergisTek and Clearwater will partner together to further accelerate their shared missions of delivering best in class health cybersecurity, privacy and audit services.

Today’s announcement is a testament to the strength of CynergisTek’s people-centric approach to cybersecurity, privacy and audit and our important role in serving healthcare and our many other clients,” said Mac McMillan, President and CEO of CynergisTek Inc. “We have made tremendous strides in expanding our service offerings over the years. We believe that merging Clearwater and CynergisTek as a private company, will allow the combined entity to be more agile with greater flexibility to continue investing in innovation with the opportunity to scale as a Managed Service Provider (MSP) expanding and enhancing its service portfolio.  Many industries, not just Healthcare, are turning to MSPs for the support and expertise they need to meet today’s cyber threats.  Building on our combined leadership position we’ll be able to create a more valuable platform for the industry and our clients. This is an exciting new chapter for CynergisTek that would not have been possible without our employees’ hard work and commitment to our customers, partners, investors and each other.”

“CynergisTek is an industry leader in healthcare cybersecurity, privacy and audit, supporting a large enterprise customer base,” said Steve Cagle, Chief Executive Officer of Clearwater. “The combination of our companies will result in a comprehensive portfolio of solutions that add significant value for our customers and for the healthcare industry.  We are incredibly excited to bring together two of the top healthcare focused cybersecurity companies and look forward to working hand in hand with colleagues at CynergisTek to support our customers and proactively address their growing cybersecurity and compliance needs.”

Transaction Details

CynergisTek’s Board of Directors (the “Board”) has unanimously approved the merger agreement with Clearwater and recommends that CynergisTek stockholders vote in favor of the proposed merger and the merger agreement.  CynergisTek expects to hold a Special Meeting of Stockholders to consider and vote on the proposed merger and the merger agreement as soon as practicable after the mailing of the proxy statement to its stockholders.

The merger agreement includes a 30-day period expiring June 21, 2022 (and in certain cases 35 days, expiring June 26, 2022), which allows CynergisTek and its advisors to actively solicit, initiate, encourage or facilitate superior acquisition proposals from third parties. In accordance with the merger agreement, the Board, with the assistance of its advisors, intends to solicit superior proposals during this period.  In addition, CynergisTek may, at any time, subject to the provisions of the merger agreement, respond to unsolicited proposals that are reasonably likely to result in a superior proposal.  CynergisTek will have the right to terminate the merger agreement with Clearwater to enter into a superior proposal subject to the terms and conditions of the merger agreement, including payment of a termination fee to Clearwater in connection with such termination. There can be no assurance that the solicitation process will result in a superior proposal or that any other transaction will be approved or completed, and CynergisTek does not intend to disclose developments with respect to the solicitation process unless and until the Board determines such disclosure is appropriate or otherwise required.

The transaction is expected to close in the third quarter of 2022, subject to customary closing conditions, including approval by CynergisTek stockholders. CynergisTek will continue to be headquartered in Austin, Texas.

Mac McMillan, CEO and Co-Founder of CynergisTek, and Paul Anthony, CFO of CynergisTek, have entered into voting agreements pursuant to which they have agreed, among other things, to vote their shares of CynergisTek common stock in favor of the merger.

Advisors

Craig-Hallum Capital Group LLC is providing a fairness opinion with respect to the transaction to the Board. American Growth Capital is acting as exclusive financial advisor to CynergisTek, with Kirton McConkie PC acting as CynergisTek’s legal counsel.  ArentFox Schiff LLP is acting as legal counsel to Clearwater.

About CynergisTek, Inc.

CynergisTek is a top-ranked cybersecurity consulting firm helping organizations in highly-regulated industries, including those in healthcare, government, and finance navigate emerging security and privacy issues. CynergisTek combines intelligence, expertise, and a distinct methodology to validate a company's security posture and ensure the team is rehearsed, prepared, and resilient against threats. Since 2004, CynergisTek has been dedicated to hiring and retaining experts who bring real-life experience and hold advanced certifications to support and educate the industry by contributing to relevant industry associations. For more information, visit www.cynergistek.com or follow us on Twitter or LinkedIn.

About Clearwater Compliance LLC

Clearwater is the leading provider of cybersecurity, risk management, and HIPAA compliance software, consulting, and managed services for the healthcare industry.  Clearwater’s solutions enable organizations to avoid preventable breaches, protect patients and their data, meet regulatory requirements, and optimize cybersecurity investment.  More than 400 healthcare organizations, including 70 of the nation’s largest health systems and a large universe of physician groups and digital health companies, trust Clearwater to meet their cybersecurity and compliance needs.  For more information about Clearwater, please visit https://clearwatercompliance.com.

Cautionary Note Regarding Forward Looking Statements

This release contains certain forward-looking statements relating to the business of CynergisTek.  These forward-looking statements are within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and can be identified by the use of forward-looking terminology such as “believes,” “expects,” “anticipates,” “would,” “could,” “intends,” “may,” “will,” or similar expressions. Such forward-looking statements involve known and unknown risks and uncertainties, including but not limited to uncertainties relating to the failure to obtain the required votes of CynergisTek’s stockholders; the timing to consummate the proposed merger; the conditions to closing of the proposed merger not being satisfied or the closing of the proposed merger otherwise not occurring; the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement, including in circumstances that would require CynergisTek to pay a termination fee; unanticipated difficulties or expenditures relating to the proposed merger; the diversion of management time on merger-related issues; results of litigation, settlements and investigations; actions by third parties, including governmental agencies and including the response of customers, service providers and business partners to the announcement of the proposed merger; product/services development; long and uncertain sales cycles; the ability to obtain or maintain proprietary intellectual property protection; future capital requirements; competition from other providers; the ability of CynergisTek’s vendors to continue supplying CynergisTek with supplies and services at comparable terms and prices; CynergisTek’s ability to successfully compete and introduce enhancements and new features that achieve market acceptance and that keep pace with technological developments; CynergisTek’s ability to maintain its brand and reputation and retain or replace its significant customers; cybersecurity risks and risks of damage and interruptions of information technology systems; CynergisTek’s ability to retain key members of management and successfully integrate new executives; CynergisTek’s ability to complete acquisitions, strategic investments, entry into new lines of business, divestitures, mergers or other transactions on acceptable terms, or at all; potential risks and uncertainties relating to the existing and ultimate impact of the COVID-19 pandemic, including actions that may be taken by governmental authorities to contain the COVID-19 outbreak or to treat its impact, and the potential negative impacts of COVID-19 on the global economy and financial markets; the general economic impact of the ongoing war in Ukraine, including the impact of related sanctions being imposed by the U.S. Government and the governments of other countries, and the impact of potential reprisals as a consequence of the war in Ukraine and any related sanctions; and other factors that may cause actual results to be

materially different from those described herein as anticipated, believed, estimated or expected.   Certain of these risks and uncertainties are or will be described in greater detail in CynergisTek’s Annual Report on Form 10-K for the year ended December 31, 2021 (as amended on Form 10-K/A) and the Quarterly Report on Form 10-Q for the quarter ended March 31, 2022, each filed with the Securities and Exchange Commission (“SEC”), which are available at http://www.sec.gov.  Given the risks and uncertainties, readers should not place undue reliance on any forward-looking statement and should recognize that the statements are predictions of future results which may not occur as anticipated. Many of the risks listed above have been, and may further be, exacerbated by the COVID-19 pandemic, including its impact on the healthcare industry, or the ongoing war in Ukraine. Actual results could differ materially from those anticipated in the forward-looking statements and from historical results, due to the risks and uncertainties described herein, as well as others not now anticipated. The forward-looking statements are made as of the date of this communication, and CynergisTek is under no obligation (and expressly disclaims any such obligation) to update or alter its forward-looking statements whether as a result of new information, future events or otherwise.

Additional Information and Where to Find It

This communication does not constitute an offer to sell or the solicitation of an offer to buy the securities of CynergisTek or the solicitation of any vote or approval. The proposed merger and the merger agreement described above will be submitted to CynergisTek’s stockholders for their consideration at a special meeting of the stockholders. In connection therewith, CynergisTek intends to file relevant materials with the SEC, including a definitive proxy statement on Schedule 14A, which will be mailed or otherwise disseminated to CynergisTek’s stockholders when it becomes available. CynergisTek may also file other relevant documents with the SEC regarding the proposed merger. STOCKHOLDERS ARE ADVISED TO READ THE PROXY STATEMENT AND ANY OTHER DOCUMENTS FILED OR TO BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER. Stockholders may obtain a free copy of the definitive proxy statement and any amendments or supplements thereto and other documents filed by CynergisTek, once such documents are filed with the SEC, at the SEC's web site at http://www.sec.gov. The proxy statement and such other documents may also be obtained for free from CynergisTek by directing such request to InvestorRelations@cynergisTek.com.

Participants in the Solicitation

CynergisTek and its directors, executive officers and other members of its management and employees may be deemed to be participants in the solicitation of proxies from its stockholders in connection with the proposed merger. A list of the names of such directors and executive officers and information concerning such participants’ ownership of CynergisTek’s common stock is set forth in CynergisTek’s definitive proxy statement on Schedule 14A for the 2021 annual meeting of stockholders, filed with the SEC on August 26, 2021, as modified or supplemented by any Form 3 or Form 4 filed with the SEC since the date of such proxy statement, and by CynergisTek’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, filed with the SEC on March 28, 2022 (as amended on Form 10-K/A, filed with the SEC on April 29, 2022). Additional information about the direct or indirect interests, by security holdings or otherwise, of those participants will be included in the definitive proxy statement and other documents filed with the SEC regarding the proposed merger, if and when they become available.  Free copies of these materials may be obtained as described in the preceding paragraph.

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CynergisTek Investor Relations Contact:

CynergisTek, Inc.
Bryan Flynn
(512) 402-8550 x7
InvestorRelations@cynergistek.com

CynergisTek Media Contact:

CynergisTek, Inc.
Trinity McPherson
(443) 853-8468
trinity.mcpherson@cynergistek.com